EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Intervest Bancshares Corporation of our report dated February 3, 2006, with respect to the consolidated financial statements of Intervest Bancshares Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Tampa, Florida
November 13, 2006